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                                                                    EXHIBIT 5.01

                       ROBINSON, BRADSHAW & HINSON, P.A.

                                ATTORNEYS AT LAW

                                                       SOUTH CAROLINA OFFICE
101 NORTH TRYON STREET, SUITE 1900                      THE GUARDIAN BUILDING
 CHARLOTTE, NORTH CAROLINA 28246                      ONE LAW PLACE - SUITE 600
    TELEPHONE (704) 377-2536                              P.O. DRAWER 12070
       FAX (704) 378-4000                               ROCK HILL, S.C. 29731
                                                       TELEPHONE (803) 325-2900
                                                          FAX (803) 325-2929

                                 March 2, 2000

Caraustar Industries, Inc.
3100 Washington Street
Austell, Georgia 30001

         Re:   Registration Statement on Form S-4

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-4 filed herewith (the "Registration Statement") of Caraustar Industries, Inc., a North Carolina corporation (hereinafter referred to as the "Company"), filed with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), up to 4,000,000 shares of the Company's Common Stock, par value $.10 per share (the "Shares"), for issuance from time to time in connection with business acquisitions. We have examined the Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws, as amended, of the Company, records of proceedings of the Board of Directors of the Company, and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

         Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, when issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

         The opinions expressed herein are contingent upon the Registration Statement, as amended, becoming effective under the Securities Act and the Company's Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws not being further amended prior to the issuance of the Shares.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to being named therein and in the prospectus that constitutes a part thereof as attorneys who will pass upon certain legal matters in connection with the validity of the Shares. In giving such consent, we do not hereby admit we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,

                                          ROBINSON, BRADSHAW & HINSON, P.A.


                                          /s/ Patrick S. Bryant
                                          ------------------------------
                                          Patrick S. Bryant